EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 to Form SB-2 of our report dated March 15, 2006 relating to our audit of the consolidated financial statements for year ended December 31, 2005, which appears in NutraCea's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

April 23, 2008